Exhibit 10.1

STRATEGIC ALLIANCE AGREEMENT

STRATEGIC ALLIANCE AGREEMENT dated as of December 4, 2013 (the “Strategic Alliance Agreement”), by and among M2P ENTERTAINMENT GMBH, a German corporation (“M2P”), M2P Americas, Inc., a Delaware corporation (“M2P Americas”), MGT CAPITAL INVESTMENTS, INC., a Delaware corporation (“MGT”) and MGT STUDIOS, Inc., a Delaware corporation (“MGT Studios” and together with MGT, the MGT Parties). The MGT Parties, M2P and M2P Americas are collectively referred to as the “Parties”).

WHEREAS, MGT Studios is in the business of designing and distributing online and mobile games for the U.S. market, including skill based gaming;

WHEREAS, M2P is a developer of skill based games played online for cash as well as social games for certain of the European markets. M2P owns and/or has developed more than 30 game titles, including online and mobile skill based games and games developed specifically for the social network (e.g. facebook) platform, including the games set forth on Exhibit A hereto (the “M2P Gaming Technology”);

WHEREAS, the Parties desire to work together in order to jointly exploit the M2P Gaming Technology in North and South America (the “Territory”), with an initial focus on the United States, including generating revenues through: (i) generating a rake from skill-based gaming played for real money, (ii) sale of virtual goods in games, (iii) advertising, and (iv) merchandising.

NOW, THEREFORE, in consideration of the above premises and the covenants and agreements of the Parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Definitions.

(a)          “Existing MGT Game Titles” means Hamster Golf, Smash Bots, SlotChamp and Real Deal Poker.

(b)          “M2P Americas Products and Services” means all products and services offered by M2P Americas that utilize the M2P Gaming Technology or the M2P Americas Joint IP.

(c)          “Independent IP” means, with respect to a Party: (i) all Intellectual Property owned by such Party, solely together with any unaffiliated third party other than the other Parties, as of the date hereof, and (ii) any and all Intellectual Property created by such Party, solely or together with any unaffiliated third party other than the other Parties, or acquired by such Party after the date hereof (including pursuant to the provisions of this Agreement).

(d)          “Intellectual Property” means any inventions, discoveries, concepts, know-how and ideas, whether or not patentable, copyrightable, registrable as a trademark, protectable as a mask work, protectable as a trade secret, or reduced to practice, including, without limitation, any chemical, data, process, method, formula, article, composition, device, product, tool, machine, computer program, routine, apparatus, appliance, design, drawing, practice, research notes, testing or research results, or techniques, as well as any improvements thereto and know-how related thereto, including, in each case, copies and embodiments of the foregoing (in whatever form or medium).

(e)          “Jointly Developed IP” means any Intellectual Property made or conceived during the Term by any of the Parties, whether acting independent or jointly with another party, whether or not the facilities, material or personnel of the other Parties were utilized, that is developed from or arises from the Independent IP of another Party or the Intellectual Property that another Party comes to own under the terms of this Agreement.

(f)          “Person” means any individual, corporation, firm, partnership, limited liability company or other business entity.

2.           Sales and Marketing of M2P Americas Products and Services.

(a)          Management. M2P Americas shall manage the marketing of all M2P Americas Products and Services in the Territory and shall use commercially reasonable efforts to market and sell and to solicit orders for the M2P Americas Products and Services in the United States.

(b)          Agents. M2P Americas may appoint such agents within the Territory as it may deem necessary and proper in connection with the effective marketing and sale of the M2P Americas Products and Services in the Territory. The terms of each agreement pursuant to which each agent is appointed shall not be inconsistent with the terms and conditions of this Agreement. M2P Americas shall be responsible for ensuring the compliance by each agent with the provisions of this Agreement relating to the marketing and sale of the M2P Americas Products and Services, non-competition, and the protection of confidential information and intellectual property rights belonging to M2P Americas.

(c)          Sales and Marketing Plan. For each year during the Term, M2P Americas shall prepare an annual sales and marketing plan that will include goals for sales of M2P Americas Products and Services and an annual budget for promotional activities (the “Marketing Plan”). M2P Americas shall deliver the initial Marketing Plan not later than 45 days from the date hereof. Each subsequent Marketing Plan shall be substantially in the form of the initial Marketing Plan, except as otherwise approved by the board of directors of M2P Americas (the “M2P Americas Board”). The Marketing Plan shall be subject to the review and approval of the M2P Americas Board. M2P Americas shall submit each Marketing Plan for the new calendar year to the M2P Americas Board not less than 90 days prior to the end of each current calendar year. Once approved, subject to the approval of the M2P Americas Board, the Marketing Plan shall not change during the year and shall be the basis for comparison of actual results. M2P shall provide quarterly written status reports to the M2P Americas Board for review, including a discussion of projected versus actual results.

(d)          Marketing Activities. Marketing activities that M2P Americas may undertake include:

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(1)         Ensuring that all persons marketing the M2P Americas Products and Services are appropriately trained and supervised;

(2)         Developing tradeshow and marketing material;

(3)         Coordinating the implementation of all sales, advertising and promotional programs for the M2P Americas Products and Services;

(4)         Attending applicable trade shows and conferences;

(5)         Exhibiting the M2P Americas Products and Services at industry-related events;

(6)         Maintaining an M2P Americas website;

(7)         Responding to customer inquiries and complaints on a timely basis and providing such assistance and information as is reasonably requested; and

(8)         Capturing customer feedback.

(e)          Sales and Marketing Cooperation. MGT Studios and M2P each agree to use commercially reasonable efforts to assist M2P Americas with the marketing of M2P Americas Products and Services, including:

(1)          Providing market and industry research relating to the M2P Americas Products and Services;

(2)         Assisting in or providing technology training of M2P Americas sales personnel;

(3)         Assisting in the development of tradeshow and marketing material;

(4)         Assisting in the development of the Marketing Plan;

(5)         Assisting in the implementation of sales and marketing programs;

(6)         Providing access to confidential facebook user lists and other marketing contacts;

(f)          Financial Contributions to Sales and Marketing.

(1)          MGT Studios shall provide, at no cost to M2P Americas, the sales and marketing personnel necessary to implement the Marketing Plan.

(2)          M2P shall host the M2P Americas Products and Services on its existing server network at no cost to M2P Americas, and shall at all times maintain adequate server capacity to meet its hosting obligation hereunder. Notwithstanding the foregoing, at such time as M2P is required to obtain greater server capacity than it currently has in order to meet its hosting obligation hereunder, M2P Americas shall reimburse M2P for the costs of such incremental increase upon receipt of proper documentation evidencing such costs.

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(3)         MGT shall advance sufficient cash to M2P Americas to pay for all third party costs of M2P Americas, including advertising and customer acquisition costs (“Third Party Costs”). All advances of Third Party Costs shall be treated as a loan to M2P Americas bearing an interest rate equal to the greater of (i) 4% per annum and (ii) the applicable federal rate.

3.           New Game Development.

(a)          Cooperation to Develop New Joint Games. M2P and MGT Studios shall each use commercially reasonable efforts to assist M2P Americas in the design and development of new games for the U.S. market (“New Joint Games”).

(b)          Loans to Fund New Joint Game Development Costs. As consideration for the assistance to design and develop New Joint Games, M2P and MGT Studios shall each be entitled to reimbursement for all properly documented costs incurred in providing such development assistance. Such costs shall be treated as a loan to M2P Americas bearing an interest rate equal to the greater of (i) 4% per annum and (ii) the applicable federal rate.

(c)          New Joint Games Intellectual Property. All Intellectual Property developed in connection with the development of New Joint Games shall be treated as Jointly Developed IP.

4.           Representations and Warranties of the MGT Parties.

(a)          Each MGT Party represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware, it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to own and operate its property and to carry on its business as it is now being conducted.

(b)          Each MGT Party represents and warrants that the execution and delivery of this Agreement by such MGT Party has been duly and validly authorized, executed and delivered, and this Agreement is a legal, valid and binding obligation of such MGT Party enforceable against such MGT Party in accordance with its terms, except as such obligations and their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, or (iii) the power of a court to deny enforcement of remedies based on public policy.

(c)          Each MGT Party represents and warrants that the execution and delivery by such MGT Party of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which such MGT Party is bound, or of any provision of such MGT Party’s organizational documents or any material contract, commitment or other obligation to which such MGT Party is bound.

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5.           Representations and Warranties of M2P Americas.

(a)          M2P Americas represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to own and operate its property and to carry on its business as it is now being conducted.

(b)          M2P Americas represents and warrants that the execution and delivery of this Agreement by M2P Americas has been duly and validly authorized, executed and delivered, and this Agreement is a legal, valid and binding obligation of M2P Americas enforceable against M2P Americas in accordance with its terms, except as such obligations and their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, or (iii) the power of a court to deny enforcement of remedies based on public policy.

(c)          M2P Americas represents and warrants that the execution and delivery by M2P Americas of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which M2P Americas is bound, or of any provision of M2P Americas’ organizational documents or any material contract, commitment or other obligation to which M2P Americas is bound.

(d)          M2P Americas represents and warrants that M2P has granted to M2P Americas a perpetual, exclusive royalty-free license to exploit the M2P Gaming Technology in the Territory for all uses.

6.           Representations and Warranties of M2P.

(a)          M2P represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the Germany, has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to own and operate its property and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified.

(b)          M2P represents and warrants that the execution and delivery of this Agreement by M2P has been duly and validly authorized, executed and delivered, and this Agreement is a legal, valid and binding obligation of M2P enforceable against M2P in accordance with its terms, except as such obligations and their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, or (iii) the power of a court to deny enforcement of remedies based on public policy.

(c)          M2P represents and warrants that the execution and delivery by M2P of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which M2P is bound, or of any provision of M2P’s organizational documents or any material contract, commitment or other obligation to which M2P is bound.

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(d)          M2P represents and warrants that M2P has granted to M2P Americas a perpetual, exclusive, royalty-free license to exploit the M2P Gaming Technology in the Territory for all uses.

7.           Confidentiality.

(a)          Each Party shall hold in strict confidence, and shall cause their respective officers, directors, employees, representatives, agents and advisors to hold in strict confidence, all non-public information, knowledge or data relating to this Agreement, any Projects, any customers or potential customers, the Parties, their respective affiliates and their respective businesses, and each Party shall not use, communicate or disclose, or permit the use, communication or disclosure, of any such information, knowledge or data to anyone other than the other Party or its officers or employees; provided, however, that the foregoing shall not prohibit the use or disclosure of any such information that has been proved to be: (i) known to the Party prior to the disclosure by the other Party, (ii) in the public domain through no fault of the disclosing party, (iii) reasonably required to be disclosed by judicial or administrative process or by other requirements of law, or (iv) independently received from a third party with a right to disclose such information.

(b)          Each Party agrees not to make any public announcements regarding the Projects or the contents of this Agreement or of any discussions among the Parties without the prior written consent of the other Party, except for any disclosure required by applicable law. All copies or reproductions of confidential information made by the Parties shall bear a copy of the original confidentiality legend or notice on such documents, and any third parties receiving such information shall be advised in writing of the confidential nature of the disclosure.

8.           Prohibited Activities. During the Term, each Party agrees that such Party will not (and will not cause its affiliates to): (i) interfere with the goodwill or relationship that each Party and its respective affiliates has with any of their respective employees, suppliers, distributors or customers; (ii) take any action anywhere which is intended to have an adverse effect on any supplier, distributor or customer of each Party or its affiliates; or (iii) take any action or fail to take any action which could have an adverse effect on any rights, licenses or permits related to the M2P Americas Products and Services held by each Party or its respective affiliates.

9.           Exclusivity; Competition. Except as otherwise provided herein, during the term of this Agreement:

(a)          M2P shall work with M2P Americas on an exclusive basis to develop, market, sell and generate revenues from skill based games played for real money (the “Business”) in the Territory.

(b)          M2P and MGT shall not, and shall cause their respective affiliates to not, directly or indirectly, for itself or through or on behalf of any other Person, whether as an agent, stockholder, consultant, member, manager, partner, joint venturer, principal or other equity owner or participant, invest in, carry on, engage in, conduct, or become involved in, the Business in the Territory. Notwithstanding the foregoing, (i) the restriction in this Section 9(b) shall not apply to the Existing MGT Game Titles or games based on daily fantasy sports, and (ii) the Parties agree to negotiate in good faith the terms and conditions that will apply in the event that MGT desires to purchase or to cause M2P Americas to purchase new skill-based games played for real money.

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(c)          Each Party shall not, and shall cause its affiliates to not, directly or indirectly, for itself or through or on behalf of any other Person, whether as an agent, stockholder, consultant, member, manager, partner, joint venturer, principal or other equity owner or participant (iii) solicit or attempt to solicit the employment of any Person employed by the Party or in any manner induce or attempt to induce any Person employed by the Party to leave such employment.

10.          Term and Termination.

(a)          Term. Unless earlier terminated as set forth in Section 10(b) below, this Agreement shall commence as of the date hereof and remain in effect until the sooner of (i) twenty (20) years from the date hereof, (ii) termination of this Agreement by mutual consent, or (iii) termination of the Stockholders Agreement among M2P, MGT Studios and M2P Americas, dated as of December 4, 2013 (the “Term”).

(b)          Termination.

(1)         M2P and the MGT Parties may terminate this Agreement if the other party has breached any of its material obligations pursuant to this Agreement and has failed to remedy such breach within forty-five (45) days after receipt of written notice that describes the breach with particularity.

(2)         M2P and the MGT Parties may each terminate this Agreement upon written notice to the other party in the event of the insolvency, bankruptcy, reorganization under bankruptcy or the assignment for the benefit of creditors of such party.

(c)          Effects of Termination. Sections 7, 8, 10(c), 12 and 13 shall survive any termination of this Agreement. Termination of this Agreement shall not effect a termination of any agreements entered into pursuant to the terms hereof.

11.          Relationship of the Parties. No Party is authorized to act as agent for another Party or to make any commitment on behalf of another Party, and the employees of one Party shall not be deemed employees of another Party.

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12.          Intellectual Property.

(a)          MGT Intellectual Property. The MGT Parties and their affiliates (the “MGT IP Holder”) shall retain ownership of all Independent IP of the MGT IP Holder (the “MGT IP”). MGT Parties (on their own behalf and on behalf of the applicable MGT IP Holder, warranting its authority to do so) hereby grants to M2P and M2P Americas the non-exclusive, royalty-free right to use the MGT IP solely in connection with the development of M2P Joint IP (the “Permitted Use”). For the avoidance of doubt, M2P and its affiliates shall not use the MGT IP other than for the Permitted Use, except as otherwise provided herein. The granting of rights with respect to MGT IP beyond those set forth above shall be entirely within the discretion of the MGT IP Holder and (if granted) shall be the subject of separate written agreements between the Parties. Unless otherwise agreed to by the Parties, if this Agreement is terminated, M2P and its affiliates shall return all designs, drawings, calculations or other technical data provided to them by the MGT Parties pursuant to the terms of this Agreement. M2P shall procure that any third parties to whom it discloses any MGT IP shall enter into obligations with respect to confidentiality and protection of the MGT IP which are no less onerous than those set out herein. With respect to any agreement entered into with respect to Jointly Developed IP, the grant of MGT IP set out therein shall take precedence over this Section 12(a) to the extent of any inconsistency, ambiguity or contradiction between them.

(b)          M2P Intellectual Property. M2P and its affiliates (the “M2P IP Holder”) shall retain ownership of all Independent IP of the M2P IP Holder (the “M2P IP”). M2P (on its own behalf and on behalf of each M2P IP Holder, warranting its authority to do so) hereby grants to M2P Americas and the MGT IP Holders the exclusive, royalty-free right to use the M2P IP in the Territory solely in connection with the carrying out of M2P Americas’ rights and responsibilities under this Agreement (the “Permitted Use”). For the avoidance of doubt, M2P Americas shall not (and shall not permit any MGT IP Holder to) use the M2P IP other than for the Permitted Use. The granting of rights with respect to M2P IP beyond those set forth above shall be entirely within the discretion of the M2P IP Holder and (if granted) shall be the subject of separate written agreements between the Parties. Unless otherwise agreed to by the Parties, if this Agreement is terminated, the MGT IP Holders shall return all designs, drawings, calculations or other technical data provided to it by M2P pursuant to the terms of this Agreement. The MGT IP Holders shall procure that any third parties to whom it discloses any M2P IP shall enter into obligations with respect to confidentiality and protection of the M2P IP which are no less onerous than those set out herein. With respect to any agreement entered into with respect to Jointly Developed IP, the grant of M2P IP set out therein shall take precedence over this Section 12(b) to the extent of any inconsistency, ambiguity or contradiction between them.

(c)          Jointly Developed IP. M2P Americas shall own all right, title and interest in and to the Jointly Developed IP relating to or useful with respect to the M2P Gaming Technology (the “M2P Joint IP”). Each of the Parties hereby agree to assign, and hereby does assign, all of its right, title and interest in and to the M2P Joint IP to M2P Americas.

13.          LIMITATION OF LIABILITY. EXCLUDING A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS OR INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND/OR STRICT LIABILITY) OR OTHER LEGAL OR EQUITABLE THEORY OF LIABILITY INCLUDING UNJUST ENRICHMENT OR OTHERWISE), REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

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14.          Miscellaneous.

(a)          Restriction on Transfer. No Party may transfer its rights or obligations under this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

(b)          Notices. Any notices to be given by a Party to the other Party must be in writing and will be deemed duly served if delivered personally, or upon receipt, if sent by facsimile transmission to the facsimile number set out below with confirmation receipt, or sent by prepaid post or by courier (Fedex, UPS, DHL) to a Party at the address set out below. A Party’s address for notices may be changed via notice as provided herein.

If to the MGT Parties or M2P Americas:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Harrison, NY 10528 U.S.A.

Attention: Robert Ladd, President and CEO

Fax: (914) 630-7532

with copy to :

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Harrison, NY 10528

Attention: Stuart J. van Leenen, General Counsel

If to M2P:

m2p entertainment GmbH

Josef-Haumann Straße 10

44866 Bochum, Germany

Attention: Managing Director

Fax: +49 234 62970199

with copy to :

MSVV GmbH

Am Alten General 32a

44879 Bochum

Attention: Nicole Scheer, MD

(c)          Amendments and Waivers. Except as otherwise provided herein, no change or modification to this Agreement shall be valid unless the same is in writing and signed by the Parties hereto. Subject to the previous sentence, no waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.

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(d)          Entire Agreement. This Agreement states the entire agreement among the Parties and supersedes the Letter of Intent dated November 13, 2013 and all other prior understandings, commitments, or agreements, oral or written, with respect to the subject matter herein.

(e)          Applicable Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, without regard to such State’s principles of conflict of laws.

(f)          Arbitration. Any controversy or claim arising out of or related to this Agreement, including but not limited to the validity or the breach thereof, shall be settled solely, finally and conclusively by arbitration administered pursuant to the then existing Rules of Arbitration (the “Rules”) of the International Centre for Dispute Resolution. Each party may demand arbitration in writing by sending notice to the other party, which demand shall include a statement of the matter in controversy. Any arbitration shall be held solely in the International Centre for Dispute Resolution in the City of New York, NY. The arbitration shall be decided by a board of three (3) arbitrators selected in accordance with the Rules (the “Board of Arbitrators”). Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality. The Board of Arbitrators shall base its decision on the terms of the Agreement. An award rendered by a majority of the Board of Arbitrators shall be final and binding on all parties to the proceeding, and judgment upon such award may be entered in any court having jurisdiction thereof. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties thereto. The prevailing party shall be entitled to an award of reasonable attorney fees. Each party will bear its own costs and expenses associated with the dispute resolution procedures set forth in this section, except that the parties will share equally any fees payable to the arbitrators.

(g)          Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

(h)          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of any executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Remainder of Page Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert Ladd
Name: Robert Ladd
Title: President and CEO

MGT STUDIOS, INC.

By:	/s/ Robert Ladd
Name: Robert Ladd
Title: President and CEO

M2P AMERICAS, INC.

By:	/s/ Robert Ladd
Name: Robert Ladd
Title: President and CEO

M2P ENTERTAINMENT GMBH

By:	/s/ Bjorn Kaufmann
Name: Bjorn Kaufmann
Title: Managing Director

[Signature Page to Strategic Alliance Agreement]

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